UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
December 31, 2008
(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.
Natchez, Mississippi  39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended Stock Incentive Plans

On December 31, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Callon Petroleum Company (the “Company”) approved and adopted the following (i) Amendment No. 3 to the Callon Petroleum Company 1996 Stock Incentive Plan, (ii) Amendment No. 1 to the Callon Petroleum Company 2002 Stock Incentive Plan, and (iii) the Callon Petroleum Company Amended and Restated 2006 Stock Incentive Plan, collectively referred to as “Stock Incentive Plans.”

The documents reflect, among other things, changes necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively “Section 409A”).  Section 409A was enacted in 2004 and governs “nonqualified deferred compensation” arrangements.  It imposes an additional tax on service providers (including employees) if a nonqualified deferred compensation arrangement does not comply with its provisions. Although Section 409A took effect in 2005, final regulations were not issued until 2007. Companies must amend affected nonqualified deferred compensation arrangements by December 31, 2008 to ensure compliance with Section 409A.  The amendments to the Stock Incentive Plans were necessary for the awards issued under the Stock Incentive Plans to either be exempt from Section 409A or comply with Section 409A.

The amendments are primarily technical in nature and affect the timing, but generally not the amount, of compensation that could be received by the named executive officers.  The amendments approved include:

•
Replacement of certain defined terms, including “change in ownership”, “change in effective control”, “change in the ownership of a substantial portion of assets”, “good reason”, “termination of employment upon disability or retirement”, and “termination of employment”;

•	Delivery of shares following the date of a change in control, termination of employment due to disability or retirement, or other vesting event;

•	Inclusion of a six-month delay in payment in situations where payments would otherwise not be exempt from Section 409A and a delay would be required by Section 409A.

The foregoing description is a brief summary of the amendments to the Stock Incentive Plans and the related outstanding awards and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of (i) the Amendment No. 3 to the Callon Petroleum Company 1996 Stock Incentive Plan, (ii) Amendment No. 1 to the Callon Petroleum Company 2002 Stock Incentive Plan, and (iii) the Callon Petroleum Company Amended and Restated 2006 Stock Incentive Plan which are filed as Exhibits 1 through 3 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Form of Amended Award Agreements under the Stock Incentive Plans

On December 31, 2008 the Committee also approved amendments to all outstanding restricted stock or performance stock awards made under the Stock Incentive Plans primarily for the purpose of compliance with Section 409A of the Internal Revenue Code.  All Officers and Non-employee Directors of the Company have outstanding awards under the Plans.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Title of Document

10.1	Amendment No. 3 to the Callon Petroleum Company 1996 Stock Incentive Plan
10.2	Amendment No. 1 to the Callon Petroleum Company 2002 Stock Incentive Plan
10.3	Callon Petroleum Company Amended and Restated 2006 Stock Incentive Plan

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company

January 5, 2009	By	/s/ B. F. Weatherly
B.F. Weatherly
Executive Vice President and
Chief Financial Officer

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Exhibit Index

Exhibit Number	Title of Document

10.1	Amendment No. 3 to the Callon Petroleum Company 1996 Stock Incentive Plan.
10.2	Amendment No. 1 to the Callon Petroleum Company 2002 Stock Incentive Plan
10.3	Callon Petroleum Company Amended and Restated 2006 Stock Incentive Plan

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